Exhibit 32.1

Hyperion Energy, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the quarterly report of Hyperion Energy, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Messina, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

2.	the information in the Report fairly presents, in all material respects, the financial condition and results operations of the Company.

Date: November 11, 2010	By:	/s/ John P. Messina
Name: John P. Messina
Title: President